UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2013

Royal Hawaiian Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 808-969-8032

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2013, the employment of Dennis Simonis as the President and Chief Executive Officer of Royal Hawaiian Resources, Inc., the general partner of Royal Hawaiian Orchards, LP was terminated and he was removed as a director.

John Kai will succeed Mr. Simonis as President of Royal Hawaiian Resources, Inc. on an interim basis.

Mr. Kai, 47, has served as a director of the general partner since June 2004. Mr. Kai has served as president of Pinnacle Investment Group, LLC since 1999, president of Pinnacle Media Group, LLC, since 2002, and branch manager and registered representative of First Allied Securities, Inc. since 2010. Mr. Kai was branch manager and registered representative of Commonwealth Securities, Inc. from 2006 to 2010. Mr. Kai was the resident manager of the Hilo office of Paine Webber, Inc. and was with Merrill Lynch prior to Paine Webber, Inc. Mr. Kai is a graduate of Sacramento City College and attended the University of the Pacific from 1983 to 1985. Mr. Kai has served as a director of the Hawaii Island YMCA since 2012. He served on the Board of Regents of the University of Hawaii and was a director of the Research Corporation of the University of Hawaii, the Hawaii Island Portuguese Chamber of Commerce and has served on several nonprofit boards in Hawaii. Mr. Kai has experience and knowledge of global economics, equity markets, securities, financial instruments and is active in local and state government issues. He resides in Hilo, Hawaii.

Item 9.01(d).  Exhibits.

(d)                                     Exhibits.

99.1                            Press Release dated June 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Royal Hawaiian Orchards, LP
By: Royal Hawaiian Resources, Inc., its general partner

Date: June 11, 2013	By:	/s/ Jon Miyata
	Name:	Jon Miyata
	Title:	Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 11, 2013.